Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6486 Media Inquiries: Jenna M. Soule Sr. Manager, Communications 612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Completes Acquisition of Oregon Telecom, Inc.

Acquisition Further Expands Eschelon’s Market Presence in

Pacific Northwest Region

Minneapolis, MN – April 3, 2006: Eschelon Telecom, Inc., (NASDAQ: ESCH) a leading provider of integrated communications services to small and medium sized businesses in the western United States, today announced that it has completed its acquisition of Oregon Telecom, Inc., a privately-held competitive services provider based in Salem, Oregon. Eschelon paid approximately $20 million in cash to acquire Oregon Telecom.

Oregon Telecom sells local, long distance and Internet access services in Oregon to 6,000 customers that have 45,000 access lines with a revenue run rate of $24 million.

“The acquisition of Oregon Telecom is a good fit for us,” stated Richard A. Smith, President and Chief Executive Officer of Eschelon Telecom. “Our ability to drive value far above our purchase price is dependent on being selective and disciplined. The company is located primarily in our existing markets, serves the same business segment – medium and small business customers - and is EBITDA and cash flow positive pre-synergies. As with our previous acquisition of Advanced TelCom, Inc. we expect to develop significant synergies, taking Oregon Telecom from a normalized EBITDA level of approximately $3 million to a post-synergy EBITDA level estimated to be in excess of $6 million. Oregon Telecom customers will benefit from a broader range of telecommunications services provided by an industry leader in customer service and retention. We have proven experience in managing integrations so customers can rest assured that we will not take our focus off of what’s important – serving their needs.”

“We completed our funding for this transaction ahead of schedule due to the robust demand for our debt securities,” stated Geoff Boyd, Eschelon’s Chief Financial Officer. “We were able to raise $45.6 million of gross debt proceeds last week at an attractive rate giving us funding for the Oregon Telecom transaction and roughly $25 million of additional capacity for future growth and acquisitions.”

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About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 19 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,110 telecommunications/Internet professionals, serves over 50,000 business customers and has in excess of 415,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California. For more information, please visit our web site at www.eschelon.com

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.